                          ZUKERMAN GORE & BRANDEIS, LLP
                                900 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 223-6700


                                                                       EXHIBIT 5

                                                       February 4, 1997

Board of Directors
Country Star Restaurants, Inc.
11150 Santa Monica Boulevard, Ste. 650
Los Angeles, CA  90025

                           Re: Country Star Restaurants, Inc.;
                               Registration Statement on Form S-8
                               ----------------------------------

Gentlemen:

         We have acted as counsel for Country Star Restuarants, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing by the Company of a registration statement on Form S-8, and the prospectus that forms a part thereof (the "Registration Statement" and "Prospectus," respectively) under the Securities Act of 1933, as amended, relating to the registration by the Company of an aggregate of 450,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to the Company's 1994 Non-Qualified Stock Option Plan (the "Plan") to be issued to employees and consultants of the Company.

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, originals or copies of such records of the Company and where applicable, agreements, certificates of public officials, certificates of officers and representatives of the Company, and others, and such other documents, including the Plan, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon

Board of Directors
February 4, 1997
Page 2


statements and certificates of officers and representatives of the Company and its predecessor-in-interest and others.

         Based on the foregoing, we are of the opinion that:

         1. All shares of Common Stock have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued, fully paid and nonassessable.

         We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement as attorneys who have passed upon the validity of the shares of Common Stock.

         We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/ Zukerman Gore & Brandeis, LLP
                                        ---------------------------------
                                        ZUKERMAN GORE & BRANDEIS, LLP


ZG&B/mi